As filed with the Securities and Exchange Commission on November 12, 2009.

Registration  No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________

CONQUEST PETROLEUM INCORPORATED
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	20-0650828 (I.R.S. Employer Identification No.)

24900 Pitkin Road, Suite 308 Spring, Texas (Address of principal executive offices)	77386 (Zip Code)
_________________________

2005 INCENTIVE COMPENSATION PLAN
(Full title of the plan)
_________________________

Robert D. Johnson
24900 Pitkin Road, Suite 308
Spring, Texas 77386
(Name and address of agent for service)

(281) 466-1530
(Telephone number, including area code, of agent for service)
_________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [  ]                                                      Accelerated filer [  ]
Non-Accelerated filer    [  ]                                                      Smaller reporting company [✓]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share	25,000,000	$0.06	$1,500,000	$83.70

(1)  Estimated solely for purposes of calculating the registration fee.
(2)  Estimated solely for the purpose of calculating the registration fee.  The registration fee has been calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the common stock of Conquest Petroleum Incorporated on November 12, 2009, as reported on the OTC Bulletin Board.

PART I
INFORMATION REQUIRED IN THE SECTION OF 10(a) PROSPECTUS

This registration statement is being filed for the purpose of registering 25,000,000 Common Shares of Conquest Petroleum Incorporated (the “Company”), to be issued pursuant to the Conquest Petroleum 2005 Incentive Compensation Plan (the “2005 Plan”).  The documents containing the information specified in Part I of this registration statement will be sent or given to participants in the 2005 Plan as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this registration statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on April 16, 2009;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 20, 2009;

(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 13, 2009;

(d)	Current Reports on Form 8-K filed January 15, 2009, April 20, 2009, May 28, 2009, July 17, 2009, August 5, 2009, August 24, 2009 and September 15, 2009;

(e)
The description of the Company’s common stock contained in the registration statement on Form 10 filed with the Commission on February 12, 2008, as amended by Form 10/A filed on June 11, 2008, including any additional amendments that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interests of Named Experts and Counsel.

      Not applicable.

Item 6.   Indemnification of Directors and Officers.

Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests, and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay to the corporation such expenses if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.

The Company's Bylaws, (the "Bylaws"), provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the Texas Business Corporation Act. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws. In addition, the Company may purchase directors and officers liability insurance policies for its directors and officers.

The above discussion of Article 2.02-1 of the Texas Business Corporation Act and of the Company's Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Bylaws.

Item 7.   Exemption from Registration Claimed.

      Not applicable.

Item 8.   Exhibits.

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

4.1*	Articles of Incorporation of Conquest Petroleum Incorporated, incorporated by reference from Exhibit 3.1 to Form 10 filed on February 12, 2008.

4.2	Articles of Amendment to the Articles of Incorporation of Conquest Petroleum Incorporated

4.3*	Bylaws of Conquest Petroleum, Inc., incorporated by reference from Exhibit 3.2 to Form 10 filed on February 12, 2008.

4.4*	2005 Incentive Compensation Plan, incorporated by reference from Exhibit 4.5 to Form 10 filed on February 12, 2008.

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of M&K CPAS, PLLC

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).
________________

*Incorporated herein by reference

Item 9.  Undertakings.

(a)              The undersigned registrant hereby undertakes:

(1)                   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of November, 2009.

CONQUEST PETROLEUM INCORPORATED

By: /s/ Robert D. Johnson
       Robert D Johnson
       Chairman of the Board, President and
       Chief Executive Officer

SIGNATURE and POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert D. Johnson Robert D Johnson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 12, 2009

/s/ Robert C. Johnson Robert C Johnson	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 12, 2009

/s/ Harvey Pensack Harvey Pensack	Director	November 12, 2009

/s/ Ann M. Thomas Ann M. Thomas	Director	November 12, 2009

EXHIBIT INDEX

Exhibit              Description

4.1*	Articles of Incorporation of Conquest Petroleum, Inc., incorporated by reference from Exhibit 3.1 to Form 10 filed on February 12, 2008.

4.2	Articles of Amendment to the Articles of Incorporation of Conquest Petroleum, Inc.

4.3*	Bylaws of Conquest Petroleum, Inc., incorporated by reference from Exhibit 3.2 to Form 10 filed on February 12, 2008.

4.4*	2005 Incentive Compensation Plan, incorporated by reference from Exhibit 4.5 to Form 10 filed on February 12, 2008.

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of M&K CPAS, PLLC

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

___________________________

*Incorporated herein by reference